Exhibit 10.6

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[*****]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

License Agreement

between

Pharvaris BV

Leiden BioScience Park, J.H.Oortweg 21, 2333 CH Leiden, The Netherlands

registered in the trade register of the Chamber of Commerce under no. 64239411

— “Pharvaris” —

and

AnalytiCon Discovery GmbH

Herrmannswerder Haus 17, 14473 Potsdam, Germany registered in the commercial register of the local court Potsdam under no. HRB 13987 P

— “AnalytiCon” —

- Pharvaris and AnalytiCon in the following

also referred to individually as “Party” or collectively as ‘‘Parties”

Preamble

A.

The Parties wish to collaborate for the development of an orally available Bradykinin 2 Receptor Antagonist for all indications and uses related to Bradykinin, especially the treatment of hereditary angioedema (“HAE”). AnalytiCon has explored and owns a certain proprietary substance class of Bradykinin 2 receptor antagonist with the potential of oral activity, referred to as OB2RA [*****] (“New HAE-Therapy”). AnalytiCon has developed a work plan for the Compounds [*****] (“Plan”).

B.

The management of Pharvaris has expertise in HAE therapeutics and pathology based on previous development and successful commercialization of a compound to treat HAE, as well as expertise in business development and drug development finance. Pharvaris wishes to receive a worldwide, exclusive license from AnalytiCon for the class of OB2RA for further developing, marketing and commercializing compounds from this class for the treatment of, among others, hereditary angioedema, subject to the conditions set forth in this Agreement.

C.

In order to enable Pharvaris to explore an appropriate structure, including the requisite funding, for a successful development and commercialization of the Compounds/New HAE-Therapy, AnalytiCon has provided Pharvaris with an exclusive option to license the Compounds/New HAE-Therapy, as further set forth in the Option Agreement bearing as signature dates November 2, 2015 (the “Option Agreement”). The Parties have further agreed to certain terms of this Agreement in a Term Sheet attached as Appendix 1.1 to the aforementioned Option Agreement (the “Term Sheet”). Apart from that the Parties have agreed under Section 1.4 of the Option Agreement that the Parties may, in case of the exercise of the option under Section 1 of the Option Agreement, either conclude a single license and research agreement covering all licensing and development aspects as per the Term Sheet or split the terms and provisions into two or more agreements, e.g. a license agreement and a separate research agreement.

D.

Pharvaris wishes to license from AnalytiCon the global rights to develop and commercialize the Compounds/New HAE-Therapy in accordance with the Term Sheet. Pharvaris shall be deemed to have validly exercised the option under Section 1 of the Option Agreement in accordance with Section 1.3 of the Option Agreement by virtue of this Agreement becoming effective pursuant to Section 14. Pharvaris further wishes to co-operate in a research project in relation to OB2RA as further defined in the Term Sheet and its Appendix A pursuant to which AnalytiCon shall further develop OB2RA Compounds (as defined below) and whereas Pharvaris shall finance said research and development until the selection of the preclinical development candidate and will provide support for [*****] with respect to the development of, and during, the GMP production. Following that, the Parties now wish to conclude the respective license and research agreement as per Section 1.4 of the Option Agreement, whereas the Parties have decided to split the terms and conditions into two agreements, this License Agreement and a separate research agreement called the “B2R Agreement”.

Now, therefore, in consideration of the premises and the terms and conditions contained in this License Agreement, Pharvaris and Analyticon, intending to be legally bound, agree as follows:

Section 1

Definitions

For the purpose of this Agreement the following words and phrases shall have the meanings as defined hereinafter:

1.1

“Affiliate” shall mean any corporation or other entity, which directly or indirectly controls, is controlled by or is under common control with a Party. A corporation or other entity shall be regarded as in control of another corporation or entity in particular if it owns or directly or indirectly controls more than fifty percent (50%) of the voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint more than fifty percent (50%) of the members of the governing body of the corporation or other entity. In the case of entities listed on a stock exchange, the threshold of more than 50% shall be replaced by 30% or by such other threshold which accurately reflects control in the listed entity.

1.2	“B2R” shall mean bradykinin B2 receptor.

1.3	“B2R Agreement” shall mean the separate agreement concluded between the Parties on the further development of OB2RA Compound(s) and/or Backup Compound(s) by AnalytiCon [*****].

1.4	“B2R Antagonist” or “B2RA” shall mean any molecule that binds to B2R and thereby antagonizes the B2R-mediated activity of bradykinin.

1.5	“B2R Project” [*****].

1.6

“B2R Project Plan” shall mean the plan of research and/or development activities with respect to the B2R Project. The initial B2R Project Plan is attached to this Agreement as Appendix A and will be amended from time to time.

1.7	“B2R Project Results” [*****].

1.8	“Backup Compound(s)” [*****].

1.9

“Backup Product(s)” shall mean any product containing a Backup Compound, whether or not as the sole active ingredient, in any dosage, form and formulation and/or fixed dose combination, for use in the Field.

1.10	“Compound(s)” or “OB2RA Compound(s)” [*****].

1.11	“Designated Affiliate” shall mean any Affiliates of Pharvaris to be designated by Pharvaris to AnalytiCon in writing who shall own any right, title and interest in lieu of Pharvaris.

1.12

“Development Person” shall mean any employees, agents, directors, sub-contractors, Affiliates or any other Third Parties acting for or on behalf of AnalytiCon or its Affiliates in the course of the B2R Project or any other research or development activity under this License Agreement and/or the B2R Agreement.

1.13	“Direct Sales” shall mean all sales of the Licensed Product(s) without involvement of a Sublicensee, including sales by use of a contract sales organization by Pharvaris and/or its Affiliates.

1.14

“Exclusive License” shall mean an exclusive, worldwide license, with the right to sublicense, to use the know-how and expertise of OB2RA of AnalytiCon and the Licensed IP to research, develop, manufacture, use, import and market Licensed Compound(s) and Licensed Product(s) (as defined below) in the Field. For the avoidance of doubt, “exclusive” shall also mean that AnalytiCon itself shall not be entitled to use the know-how and expertise of OB2RA and the Licensed IP to research, develop, manufacture, use, import and market Licensed Compound(s) and Licensed Product(s) in the Field for its own purposes unless expressly stated otherwise in this License Agreement and/or the B2R Agreement.

1.15	“Field” shall mean all diagnostic, prophylactic and therapeutic applications, especially however Hereditary Angioedema (HAE).

1.16

“Indication” shall mean any indication bearing a distinct reference number under the list of diseases officially published by the World Health Organization (WHO) that is in effect at the relevant time during the Term.

1.17	“Indirect Sales” shall mean all sales of Licensed Product(s) through Pharvaris’ Sublicensees.

1.18

“IPR” shall mean any know-how, patents, utility models, copyright, trademark or any other kind of intellectual property rights as well as any entitlement to and/or application for the aforementioned rights, solely or jointly together with others.

1.19	“Licensed Compound(s)” shall mean Compound and Backup Compound.

1.20	“Licensed IP” [*****].

1.21

“Licensed Product(s)” shall mean any product containing a Licensed Compound, whether or not as the sole active ingredient, in any dosage, form and formulation and/or fixed dose combination, for use in the Field.

1.22

“Net Sales” shall mean the actually paid gross receipts from sales of Licensed Products by Pharvaris, its Affiliates or its Sublicensees to Third Parties less the total of (i) trade, cash and/or quantity discounts effectively granted, (ii) VAT, excise, sales and other consumption taxes and customs duties to the extent included in the invoice price, (iii) freight, insurance and other transportation charges to the extent included in the invoice price, (iv) amounts repaid or credited by reason of rejections and defects, (v) returns or retroactive discounts, grants or price reductions effectively granted and (vi) compulsory payments and rebates, accrued, paid or deducted pursuant to agreements or governmental regulations.

1.23	“OB2RA” [*****].

1.24	“Patents” in general, not limited to OB2RA, shall mean any patent and/or utility model rights as well as rights in and to any patent and/or utility model rights and/or applications thereto.

1.25	“Preclinical Candidate B2R” [*****].

1.26	“Product(s)” [*****].

1.27	“Relevant Market” shall mean the aggregate unit sales of Products or Backup Products and all generic versions of such Products or Backup Products in a certain country.

1.28

“Sublicensee” shall mean such a Third Party which receives a commercial sublicense from Pharvaris under the Exclusive License to develop, market and sell Licensed Product(s) on its own account and is obligated to make payments to Pharvaris on the basis of royalty payments on Net Sales of Licensed Product(s).

1.29	“Third Party” shall mean any person or entity other than AnalytiCon, Pharvaris and their respective Affiliates.

1.30	The following general rules of interpretation shall apply to this Agreement and its Appendices unless expressly stated otherwise in the respective provisions:

1.30.1	In the event of any conflict between this Agreement and the Appendices to this Agreement, the provisions in the Agreement shall prevail.

1.30.2

The titles and headings of the Sections of this Agreement only serve the purpose of a better overview and are not intended as complete or accurate descriptions of the content of the respective Sections. Any such titles or headings shall not be used as a means or indication for a certain interpretation of the content of the respective Sections.

1.30.3

Whenever a provision of this Agreement requires the approval or consent of a Party and such approval or consent is not received by the respective other Party within the time limit as defined in the respective provision, the respective approval or consent is deemed to be denied.

1.30.4	Unless expressly stated otherwise, any time periods, time limits and deadlines are to be calculated in accordance with Section 187 et seq of the German Civil Code (Bürgerliches Gesetzbuch — BGB).

1.30.5	Any and all accounting terms shall be interpreted in accordance with generally accepted accounting principles applied on a consistent basis.

1.30.6

AU references to monetary amounts shall be in EUR and shall be exclusive of any VAT, which may have to be added to such amount in case of any payments or invoicing under respective tax laws where applicable, unless expressly stated otherwise.

Section 2

Subject of this Agreement

2.1

The subject of this Agreement is the ownership of all rights, title and interest in and to all B2R Project Results and particularly any IPR relating thereto by Pharvaris as set forth in this Agreement. Further subject of this Agreement is the grant of the Exclusive License by AnalytiCon to Pharvaris and the acceptance of such Exclusive License by Pharvaris, under the terms and conditions as further defined in this Agreement.

2.2

The Parties have further agreed on certain terms and conditions concerning the further development of B2R Antagonists by AnalytiCon, on the financing of such research and development by Pharvaris until the selection of the preclinical development candidate and on the provision of support for [*****] with respect to the development of, and during, the GMP production. These terms and conditions, however, are not subject to this Agreement but are governed by a separate agreement between the Parties, the B2R Agreement.

Section 3

Ownership of Rights

3.1	Ownership of Rights, Title and Interest in and to all B2R Project Results

[*****]

Section 4

Licensing and Sublicensing

4.1	Grant of Exclusive License to Pharvaris

Subject to and under the terms and conditions of this Agreement, AnalytiCon hereby grants the Exclusive License to Pharvaris, and Pharvaris hereby accepts the Exclusive License.

4.2	Sublicensing

The Exclusive License includes the right of Pharvaris to grant sublicenses within the scope of the Exclusive License to Affiliates or Third Parties to develop, market and sell Licensed Product(s) on its own account on the basis of royalty payments by Pharvaris to AnalytiCon on Net Sales of Licensed Product(s) by such Sublicensees as further defined in this Agreement.

4.3	Grant of Rights to AnalytiCon

Pharvaris shall grant, or cause its Designated Affiliate holding the rights under Section 3.1 to grant, AnalytiCon a non-exclusive, limited, royalty-free license to all B2R Project Results to the extent reasonably required for the sole limited purpose of performing its obligations set forth in the B2R Project Plan.

Section 5

Milestones and Royalties

5.1	Consideration for Grant of Rights

In consideration of the rights granted by AnalytiCon to Pharvaris over the Term of this Agreement and the B2R Agreement, upon this License Agreement and the B2R Agreement becoming effective (whichever is later), a payment by Pharvaris of a onetime upfront license fee of [*****] shall become due (License and Research Execution Fee”) and shall be payable within 14 days from this License Agreement and the B2R Agreement becoming effective (whichever is later).

5.2	Development Milestones, Regulatory Approval Milestones and Sales Milestone for Products)

The Development, Regulatory, Reimbursement and Sales Milestones under this Section 5.2 only apply to the Licensed Product in the first Indication. The Royalties under Section 5.3 shall also apply to Licensed Products in further Indications.

5.2.1	Development Milestones

[*****]

5.2.2	Regulatory Approval Milestones

[*****]

5.2.3	Sales Milestone

[*****]

5.3	Tiered Royalties for Licensed Products

5.3.1	Direct Sales by Pharvaris only

[*****]

5.3.2	Indirect Sales through Sublicensee(s) only

[*****]

5.3.3	Direct Sales by Pharvaris and Indirect Sales through Pharvaris’ Sublicensee(s)

In the event that, in any calendar year, sale of the Licensed Product(s) is made by Pharvaris and/or its Affiliates by Direct Sales and Indirect Sales, the aggregated Net Sales of each Direct and Indirect Sales will be taken into account to determine the tiers, and the breakdown of royalty rates shall apply as described in Sections 5.3.1 and 5.3.2 above.

[*****]

5.3.4	Milestone Payment for Successful Sublicensinq

[*****]

5.4	Development Milestones, Regulatory Approval Milestones and Sales Milestones for Backup Products

5.4.1	Milestone Payments under Section 5.2 and 5.3

If Pharvaris decides to substitute the Product in the first Indication by a Backup Product, then the payments for development milestones, regulatory approval milestones and sales milestone set forth in Section 5.2 above shall apply for the Backup Product in the first Indication accordingly, provided that a milestone payment that has been paid for the Product will not be paid again. In the event that the substitution of the Product in the first Indication by a Backup Product occurs and the market entry of the Backup Product is, at the time of such substitution, forecast to be [*****] than the forecast market entry of the Product at such time of substitution, the payments for development milestones and the regulatory approval milestones set forth in Sections 5.2.1 and 5.2.2 shall be reduced by [*****]. The sales milestone set forth in Section 5.2.3 and the royalty payments of Section 5.3 remain unaffected.

5.4.2	Provisions in Case of Failed Negotiations under Sect. 5.4.1

If Pharvaris decides to substitute the Product in the first Indication by a Backup Product, the Parties shall upon written request of one Party negotiate in good faith on a reasonable and realistic forecast market entry date of the Backup Product. If the Parties do not reach an agreement on such forecast market entry date within [*****] after the written request mentioned in the preceding sentence, an independent neutral expert arbitrator to be agreed upon and to be appointed by both Parties within [*****] thereafter shall review and determine the reasonable and realistic forecast market entry date of the Backup Product. If the Parties cannot agree on an expert arbitrator within [*****] as per the preceding sentence, the expert arbitrator shall be appointed by the president of the Chamber of Commerce Hamburg upon the application of one of the Parties. The expert opinion shall be final and binding on the Parties. The costs of the expert opinion shall be shared equally among the Parties, regardless of the outcome.

5.5	Generic Sales

On a country-by-country and Product-by-Product basis, if, during the Term of this Agreement, sales by one or more Third Parties of generic versions of a Product account for [*****] of the Relevant Market in such country in a calendar quarter, the royalties payable by Pharvaris to AnalytiCon set forth in Section 5.3 will be reduced by [*****].

5.6	Reduction of Royalties in case of Payments to Third Parties for Avoidance of IPR Infringement

If, during the Term of this Agreement, Pharvaris, its Affiliate or Sublicensees, at its sole discretion, obtains a license for Patents from a Third Party, in order to avoid infringing such Third Party Patents by the development, sales, marketing or commercialization of Licensed Products, Pharvaris shall be obligated to pay all related Third Party royalties or license fees or any other compensation for such Patent license to such Third Party/ies, but shall be entitled to deduct [*****] of such Third Party royalties from any royalties due to AnalytiCon pursuant to Section 5.3, provided that the royalties paid or payable by Pharvaris to AnalytiCon shall at no time be less than [*****] of the royalties actually owed pursuant to Section 5.3.

5.7	Common Provisions for all Milestone Payments under this Section 5

5.7.1	Common Provisions for all Milestone Payments under Section 5.2 and 5.3

All of the payments under Section 5.2 for development milestones, regulatory approval milestones and sales milestones shall be made regardless of whether Pharvaris, any Affiliate of Pharvaris or any Third Party which is a Sublicensee or otherwise acts on behalf of Pharvaris (or even AnalytiCon on behalf of Pharvaris) reaches the respective milestone event. The sales milestones under Section 5.2 shall leave unaffected the royalties set forth under Section 5.3 and vice versa.

5.7.2	Term of the Royalty Payments

The Term of the royalty payments shall be the Term of this License Agreement.

Section 6

Reports and Accounting

6.1	Quarterly Net Sales and Royalty Reports

During the Term of this Agreement, following the first commercial sale of a Licensed Product, Pharvaris shall provide AnalytiCon for each calendar quarter with a written report listing on a country-by-country basis (i) the date of the first commercial sale of a Licensed Product in the respective country, (ii) the Net Sales of Direct and Indirect Sales of the Licensed Products in the respective calendar quarter in EUR and in the local currency of the respective country as well as the exchange rate, (iii) the royalties payable for the respective Net Sales in that calendar quarter under this Agreement, and (iv) any withholding taxes that may be required by law to be deducted in respect of such royalties (the “Quarterly Net Sales and Royalty Reports”). All Quarterly Net Sales and Royalty Reports shall be due [*****] following the last day of the calendar quarter to be reported on.

6.2	Currency Conversion

All currency conversions of any foreign currency into Euros for accounting, Net Sales and royalty calculation purposes shall be made according to the official Euro reference rates published by the European Central Bank for the value date of the respective transaction.

6.3	Accurate Books and Records

Pharvaris shall keep complete and accurate books and records reflecting all relevant Net Sales and their calculation basis, including Net Sales and their calculation basis made by Sublicensees, for all Direct Sales and Indirect Sales to enable the royalties payable under this Agreement to be determined and reviewed.

6.4	Audits

6.4.1

Upon the written request of AnalytiCon and not more than [*****], AnalytiCon shall have the right to retain an independent certified public accounting firm of internationally recognized standing, selected by AnalytiCon and such selection confirmed by Pharvaris (such confirmation not to be withheld unreasonably), at AnalytiCon’s expense, to have access during normal business hours with at least [*****] notice to such records as the accounting firm reasonably requires to review and verify the correctness, completeness and accuracy of the Quarterly Net Sales and Royalty Reports for any calendar year ending not more than [*****] prior to the date of such request (“Royalty Audit”). AnalytiCon shall ensure that the Royalty Audit report is provided both to Pharvaris and AnalytiCon immediately upon the completion of the report by the accounting firm.

6.4.2

In the course of any Royalty Audit, the accounting firm shall disclose to AnalytiCon only whether the records are correct, complete and accurate or not and, in case of any incorrectness, incompleteness or inaccuracy, specify the subject matter and extent of such incorrectness, incompleteness or inaccuracy. The accounting firm shall not disclose any further information to AnalytiCon, particularly no information that is not required for the purpose of the aforementioned review.

6.4.3

lf, in the course of a Royalty Audit, the accounting firm concludes that additional royalties are to be paid under this License Agreement due to any incorrectness, incompleteness or inaccuracy of Quarterly Net Sales and Royalty Reports for a term covered by the Royalty Audit, Pharvaris shall pay the additional royalties identified within [*****] following the day on which the Royalty Audit report of the accounting firm is provided to Pharvaris. In case the additional royalties to be paid amount to [*****] of the royalties stipulated in the respective Quarterly Net Sales and Royalty Reports for the period covered by the Royalty Audit, Pharvaris instead of AnalytiCon shall bear the reasonable and adequate fees and expenses charged by the accounting firm for the Royalty Audit.

6.4.4

If, in the course of a Royalty Audit, the accounting firm concludes that Pharvaris paid more royalties to AnalytiCon than actually owed under this License Agreement, Pharvaris shall be entitled, at its discretion, to (i) either set off any such overpayment against any future royalty payment obligations or (ii) to demand from AnalytiCon the repayment of such overpayment within one month’s time following the day on which Pharvaris communicates to AnalytiCon that it chooses the repayment of the overpaid royalties.

6.4.5

Except for cases of fraud, misrepresentation or any other willful misconduct or gross negligence on behalf of Pharvaris, the calculation of royalties payable under this Agreement shall become finally and irrevocably binding upon the Parties upon the expiration of two years following the end of the calendar year in which the royalty payments became due for payment.

6.4.6	All information provided to AnalytiCon in the course of any Royalty Audit shall be considered confidential information as per Section 9 and shall be treated accordingly by AnalytiCon.

Section 7

Payment

7.1	Unless expressly stated otherwise, all invoices for payments under this Agreement shall be due for payment within [*****] after receipt of the invoice for the amount to be paid (the “Payment Term”).

7.2

All payments shall be made by wire transfer into the bank account indicated on the invoice or as otherwise communicated by the recipient of the payment, provided that such bank account has to be a bank account at a bank in the European Union.

7.3	All payments shall be made without any deductions, particularly without any deductions of banking or bank transfer fees.

7.4

Any Party shall be deemed to be in default with a payment without a payment reminder being required immediately after expiry of the Payment Term (or any other payment deadline as provided in this Agreement) if the respective payment owned is not received to the full amount by the receiving Party in its bank account (as defined in Sections 7.2 and 7.3) within the Payment Term (or any other payment deadline as provided in this Agreement).

7.5	Any Party being in default with a payment shall pay default interest in the amount of [*****] per year.

Section 8

IPR Matters

8.1	General Co-Operation in IPR Matters; Provision of Information and Documents

[*****]

8.2	Procedures for Know-How

[*****]

8.3	IPR Applications, Registration and Maintenance

8.3.1	IPR Applications, Registration and Maintenance relating to B2R Project Results

[*****]

8.3.2	IPR Applications, Registration and Maintenance relating to Licensed IP

[*****]

8.3.3	Costs of IPR Applications, Registration and Maintenance

[*****]

8.3.4	Support by AnalytiCon

[*****]

8.3.5	Supplemental Protection Certificates

[*****]

8.3.6	Further Obligations of AnalytiCon with regard to Licensed IP and B2R Project Result IPR

[*****]

8.3.7	Notification of IPR Events

[*****]

8.3.8	Opposition, Invalidity and Nullity Procedures

[*****]

8.4	IPR Enforcement

8.4.1	Information and Consultation Obligations

[*****]

8.4.2	Control of IPR Enforcement

[*****]

8.4.3	Settlement and Cease of Action

[*****]

8.4.4	Support in Enforcement Action

[*****]

8.4.5	Recovery, Reimbursements and Damages

[*****]

8.5	IPR Defense

8.5.1	Information and Consultation Obligations

[*****]

8.5.2	Control and Costs of IPR Defense

[*****]

8.5.3	Settlement, Support, Recovery, Reimbursements and Damages

[*****]

Section 9

Confidentiality

9.1

The Parties shall keep confidential all non-public information which they have received or shall receive from each other within the course of the performance of this Agreement. Either Party shall use confidential information of the respective other party only as required in the course of the performance of this Agreement and/or the B2R Agreement and/or the Option Agreement and any action or business based thereon.

9.2

The obligations imposed by Section 9.1 shall not apply, or shall cease to apply, to any confidential information if and to the extent that the Party receiving such confidential information (“Receiving Party”) can prove that such confidential information (i) was known to the Receiving Party prior to the receipt of the confidential information from the Party disclosing the confidential information (“Disclosing Party”); (ii) was, or becomes through no breach of the Receiving Party’s obligations hereunder, known to the public or to the trade or industry in which the business operates; (iii) becomes known to the Receiving Party from a source other than the Disclosing Party under circumstances not involving any breach of any confidentiality obligation between such source and the Disclosing Party; or (iv) is independently developed by the Receiving Party without use of or reference to confidential information of the Disclosing Party. The confidentiality obligations pursuant to this Section 9 shall also not apply to the extent the disclosure is mandated by law, by court order or by regulation or order of other public authorities, provided that the Receiving Party shall (i) immediately inform the Disclosing Party about such requirement, (ii) reasonably co-operate with the Disclosing Party in protecting the confidential or proprietary nature of the confidential information that must be so disclosed, and (iii) seek to limit such disclosure to the minimum extent necessary. The confidentiality obligations pursuant to this Section 9 shall further not apply to the extent that the disclosure of confidential information is required (i) to apply for or obtain any IPR protection under this Agreement and/or the B2R Agreement or (ii) to conduct clinical development or (iii) to apply for or obtain marketing authorizations for Licensed Product(s).

9.3

The parties shall have the right to disclose non-public information to third parties who are subject to professional confidentiality obligations or adequate contractual confidentiality obligations, to the extent such disclosure is necessary for the exploration of the appropriate structure, including requisite funding, for the successful development and commercialization of the Compounds and/or New HAE-Therapy or to fulfill the obligations under this License Agreement. In addition, each Party shall have the right to disclose non-public information to third parties who are subject to professional confidentiality obligations or adequate contractual confidentiality obligations, to the extent such disclosure is necessary for customary due diligence procedures in preparation of the sale of the shares in the respective Party or similar transactions, subject to the proviso that any such transaction must not be in violation of this Agreement, the Option Agreement or the B2R Agreement. Further, any disclosures in preparation of or in connection with initial or secondary public offerings or listings of securities shall require the prior consent of the respective other Party.

9.4	Each Party shall apply all adequate and state-of-the-art security measures in order to protect confidential information from any unauthorized access by any Third Parties.

9.5

The obligations pursuant to this Section 9 shall survive the termination of this Agreement. Upon termination of this Agreement each Receiving Party shall return confidential information of the Disclosing Party (with all copies thereof, but exempted routinely made backup copies in electronic data communication until their usual deletion), or at the option of the Disclosing Party, destroy all confidential information (including all copies thereof) and provide the Disclosing Party with a certificate of an officer of the Receiving Party that certifies that such destruction has occurred, within ten (10) days of receipt by the Receiving Party of a written request from the Disclosing Party.

9.6

Neither Party shall issue any press releases or other kinds of publications (online or offline) relating to this Agreement, the B2R Agreement or any subject matter of any of the aforementioned agreements without the prior written consent of the respective other Party, such consent not to be withheld unreasonably.

Section 10

Term and Termination

10.1	Term

The Term of this License Agreement shall be from its effective date until the expiry of the last Patent of the Licensed IP (the ‘Term”). After expiry of this Term the Agreement shall automatically cease without notice of termination being required.

10.2	Termination

10.2.1	Any ordinary right of termination shall be excluded during the Term.

10.2.2

Notwithstanding the aforesaid, each Party shall have the right to terminate this Agreement for cause without having to observe a notice period following a material breach by the other Party if the breach is not cured within [*****] after written notice of the non-breaching Party. It shall be particularly considered a material breach if (i) a Party is in persistent breach of any of the terms of this Agreement and has not cured the breach within [*****] after written notice thereof by the respective other Party or (ii) the other Party or any Affiliate of the other Party challenges, or directly or indirectly assists a Third Party to challenge, the validity or ownership of any IPR of the Party, provided that the IPR relates to the Licensed IP, B2R Project Results, Licensed Compound(s) and/or Licensed Product(s). Furthermore, each Party shall have the right to terminate this Agreement without observing a notice period if insolvency proceedings are instituted against the assets of the other Party to this Agreement or if insolvency proceedings of the other Party are refused due to lack of sufficient assets.

10.3	Effect of Expiration and Termination

10.3.1

Expiration and termination of this Agreement shall not relieve any Party from any obligations under this Agreement accruing prior to such expiration or termination. Unless expressly provided otherwise, all information, rights, material and payments due or provided to the respective other Party or exchanged under this Agreement shall remain with the respective receiving Party.

10.3.2

In the event that the Agreement is terminated by AnalytiCon with cause under Section 10.2.2, (i) the ownership of all B2R Project Results as well as any and all IPR relating thereto shall remain with Pharvaris, (ii) the Exclusive License shall terminate, (iii) Pharvaris shall, upon AnalytiCon’s request, grant to AnalytiCon an exclusive, worldwide license, with the right to sublicense, to use the B2R Project Results to research, develop, manufacture, use, import and market Licensed Compound(s) and Licensed Product(s) in the Field, (iv) AnalytiCon shall be free to develop, market and sell Licensed Compound(s) and Licensed Product(s) at its own expense, including the right to use all data, study results, know-how, IPR etc. related to such Licensed Compounds and Licensed Product(s) generated or owned by Pharvaris pursuant to this Agreement for the development, marketing and/or sales of Licensed Product(s) and (v) AnalytiCon shall pay to Pharvaris Development Milestones, Regulatory Approval Milestones, Sales Milestone(s) and Royalties as per the amounts, terms and conditions in Sections 5.2, 5.3 and 5.4, which shall apply mutatis mutandis to such payments by AnalytiCon to Pharvaris.

10.3.3

In the event that this Agreement is terminated by Pharvaris with cause under Section 10.2.2, the Exclusive License and all rights granted and to be granted to Pharvaris under this Agreement shall continue to be effective and shall survive the termination of this Agreement, all licensed know-how and embodiments of such know-how shall remain with Pharvaris and Pharvaris shall be entitled to continue any use of the Licensed Compound(s), Licensed Product(s), Licensed IP and the B2R Project Results, which also remain with Pharvaris, while the milestone and royalty obligations under Section 5 to be paid until the expiry of the last Patent of the Licensed IP shall be reduced by [*****].

Section 11

Indemnity and Liability

11.1	Direct Indemnity

11.1.1

Each Party shall indemnify and hold harmless the other Party, its Affiliates, and their respective directors, officers, shareholders, agents, consultants and employees from and against all Third Party claims, demands, liabilities, damages (including damages directly or indirectly suffered by the other Party and/or its Affiliates and their respective directors, officers, shareholders, agents, consultants and employees) and expenses, including reasonable attorney’s fees and costs (collectively “Liabilities”) arising out of the intentional or grossly negligent breach of any material provision of this Agreement by the indemnifying Party or caused by an intentional act or omission of the indemnifying Party.

11.1.2

Pharvaris shall defend, indemnify and hold harmless AnalytiCon, its Affiliates, and their respective directors, officers, shareholders, agents, consultants and employees from and against all Liabilities suffered, incurred or arising out of any Third Party claims in connection with the manufacture, possession, distribution, use, sale or other disposition by or through Pharvaris or its Affiliates or Sublicensees of any Licensed Product(s), except in case to the extent such Liabilities resulted from negligent or willful acts or omissions by AnalytiCon, its Affiliates and/or Third Parties retained by AnalytiCon for or in connection with the performance of any acts or obligations under this Agreement and/or the B2R Agreement, and their respective directors, officers, shareholders, agents, consultants and employees.

11.1.3

AnalytiCon shall defend, indemnify and hold harmless Pharvaris, its Affiliates, and their respective directors, officers, shareholders, agents, consultants and employees from and against all Liabilities suffered, incurred or arising out of any Third Party claims in connection with the research and development activities in connection with the B2R Project and the B2R Project Results, the execution of the B2R Project Plan, Licensed IP, Licensed Compound(s) and Licensed Product(s) except in case to the extent such Liabilities resulted from negligent or willful acts or omissions by Pharvaris, its Affiliates and/or Third Parties retained by Pharvaris for or in connection with the performance of any acts or obligations under this Agreement and/or the B2R Agreement, and their respective directors, officers, shareholders, agents, consultants and employees.

11.2	Liability for Breach

If either Party fails to comply with or otherwise violates any provision, representation or warranty contained in this Agreement, the respective Party shall be liable to the other Party for any and all compensatory damages (including reasonable counsel fees and other professional fees) directly resulting from such breach and all costs and expenses incurred by the other Party in mitigating the effects of such breach. However, with the exception of willful misconduct, the other Party shall not be entitled to claim incidental, indirect, consequential or punitive damages, including damages from loss of goodwill or loss of profits.

Section 12

Representations, Warranties and Covenants

12.1	Representations and Warranties of Pharvaris

12.1.1	Pharvaris is a corporation duly organized and existing under the laws of the Netherlands.

12.1.2	Pharvaris has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

12.1.3

The execution, delivery and performance of this Agreement by Pharvaris does not conflict with or contravene the statutes and by-laws of Pharvaris nor will the execution, delivery or performance of this Agreement conflict with or result in a breach of, or entitle any Party thereto to terminate, any material agreement or instrument to which Pharvaris is a party, or by which any of its assets or properties are bound.

12.1.4	Pharvaris will apply all due diligence according to adequate and up-to-date industry standards when performing its obligations under this Agreement and the B2R Agreement.

12.2	Representations, Warranties and Covenants of AnalytiCon

12.2.1	AnalytiCon is a corporation duly organized and existing under the laws of Germany.

12.2.2	AnalytiCon has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

12.2.3

The execution, delivery and performance of this Agreement by AnalytiCon does not conflict with or contravene the statutes and by-laws of AnalytiCon nor will the execution, delivery or performance of this Agreement conflict with or result in a breach of, or entitle any Party thereto to terminate, any material agreement or instrument to which AnalytiCon is a party, or by which any of its assets or properties are bound.

12.2.4	[*****]

12.2.5

AnalytiCon warrants that it has not disclosed and will not disclose any of the licensed know-how to any Third Parties unless expressly allowed under this Agreement, the B2R Agreement or any other written agreement among the Parties.

12.3	No Other Representations, Warranties or Covenants

Except as expressly set forth otherwise in this Section 12 or in this Agreement or in the B2R Agreement, neither Party makes any representations or extends any warranties of any kind, either express or implied, including but not limited to warranties of merchantability, fitness for a particular purpose, non-infringement, or validity of any IPR applied for, issued or pending.

Section 13

Non-Compete Obligation

As from the effective date of this Agreement or the B2R Agreement, whichever is earlier, and until the earliest of (i) expiry of Term of this Agreement or the B2R Agreement, whichever is later, or (ii) termination of this Agreement or B2R Agreement, whichever is later, by either Party in accordance with the respective provisions of this Agreement and the B2R Agreement, AnalytiCon shall not compete with Pharvaris, directly or indirectly, such as through Affiliates or through sublicensee(s), in the Field limited to B2RA. If any Party terminates this Agreement for cause, and the development program of the terminating Party for a B2R Antagonist is continuing, then the respective other Party shall not compete with the terminating Party until [*****] after commercial launch of a Licensed Product, unless such development program is otherwise cancelled by the terminating Party.

Section 14

Condition Precedent

This Agreement shall become effective when Pharvaris submits to AnalytiCon a notice that Pharvaris has received the first tranche of financing from its series A investors (“Financing Notice”). If Pharvaris does not submit the Financing Notice to AnalytiCon until the expiration of six weeks after the execution of this Agreement, each AnalytiCon and Pharvaris shall have the right to withdraw from this Agreement by giving notice of withdrawal to the respective other Party (“Withdrawal”). However, if the period defined in the preceding sentence has expired, but the Financing Notice is submitted to AnalytiCon prior to a Withdrawal, then this Agreement shall become effective and a Withdrawal shall not be possible. For the avoidance of doubt, a Withdrawal shall not affect the continuing validity of the Option Agreement.

Section 15

Miscellaneous

15.1	Choice of Law

This Agreement and all disputes arising in connection therewith shall exclusively be governed by and construed in all respects in accordance with the laws of Germany, to the exclusion of the rules on conflicts of law and to the exclusion of the UN Convention on Contracts for the International Sale of Goods.

15.2	Arbitration

All disputes arising in connection with this Agreement or its validity shall be finally settled in accordance with the Arbitration Rules of the German Institution of Arbitration (DIS) without recourse to the ordinary courts of law. The place of arbitration shall be Hamburg, Germany. The number of arbitrators shall be three. The language of the arbitral proceedings shall be English. The applicable substantive law shall be German law, to the exclusion of the rules on conflicts of law and to the exclusion of the UN Convention on Contracts for the International Sale of Goods.

15.3	Completeness

This Agreement sets forth the entire agreement between the Parties with respect to the subject matters of this Agreement, whereas, however, the B2R Agreement may contain additional provisions on these subject matters.

15.4	Amendments

Amendments to this Agreement shall be made in writing in order to be effective, including amendments of this written form requirement.

15.5	Notices

Any consent, notice or report required or permitted to be given or made under this Agreement by one of the Parties hereto to the other shall be in writing, delivered personally or by facsimile, registered mail, first class air mail or courier, postage prepaid where applicable, and shall be addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and, except as expressly otherwise provided in this Agreement, shall be effective upon receipt by the addressee. The receipt of any such consent, notice or report shall promptly be confirmed by the receiving party, whereas the provisions of Section 15.4 sentence 1 shall apply accordingly to such confirmation.

If to Pharvaris:

[*****]

If to Analyticon:

[*****]

15.6	Independent Contractors

Pharvaris and AnalytiCon each acknowledge that they shall be independent contractors and that the relationship between the two parties shall not constitute a partnership, joint venture or agency. Neither Pharvaris nor AnalytiCon shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior consent of the other Party to do so.

15.7	Affiliates’ and Third Party Compliance

Each Party shall cause its respective Affiliates to comply fully with the provisions of this Agreement to the extent such provisions specifically relate to, or are intended to specifically relate to, such Affiliates, as though such Affiliates were expressly named as joint obligators hereunder. The same shall apply accordingly to any Third Parties which either of the Parties have entered into contractual or other relationships concerning activities, undertakings, rights and obligations, or any business under this Agreement with.

15.8	Waiver

The waiver by either Party hereto of any right hereunder or of a failure or a breach by the other Party shall not be deemed a waiver of any other right hereunder or relating to a breach or failure by said other Party whether of a similar nature or otherwise.

15.9	Assignment

Neither Party shall be entitled to assign or transfer this whole Agreement, or any rights or obligations deriving therefrom, to any Affiliate or Third Party without the prior written consent of the other Party.

15.10	Force Majeure

No Party shall be held liable or responsible to the respective other Party nor be deemed to have been in default under or in breach of the Agreement for failure or delay in fulfilling or performing any term of the Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including, but not limited to, fire, floods, embargoes, war, acts of war (irrespective of whether war has been declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God (collectively “Force Majeure”), provided however that the affected Party (i) shall promptly notify the other Party of the occurrence of any such event of Force Majeure and (ii) shall exert all reasonable and acceptable efforts to eliminate, cure or overcome any such Force Majeure and to resume performance of its covenants as quickly as possible.

15.11	Severability

Should any individual provision of this Agreement be or become wholly or partially invalid, or should there prove to be an omission, this shall not affect the validity of the remaining provisions of this Agreement. In the place of the invalid provision, a valid provision shall be deemed agreed which corresponds to the purpose and meaning of the invalid one. In the event of an omission, a provision shall be deemed agreed which corresponds, on the basis of the purpose and meaning of this Agreement, to what the Parties would have agreed, had the Parties considered the matter at the outset. This shall also apply if the invalidity of the provision results from a measure of performance or time set as a standard in this Agreement; in such cases, a legally valid measure of performance or time which comes as close as possible to that originally agreed shall be deemed agreed instead.

Pharvaris BV

Leiden, March 31, 2016
Place, date

/s/ Berndt Modig
Signature

AnalytiCon Discovery GmbH

Potsdam, March 31, 2016
Place, date

/s/ Lutz Müller-Kuhrt
Signature

Pharvaris BV

Berlin, March 31, 2016
Place, date

/s/ Jochen Knolle
Signature

AnalytiCon Discovery GmbH

Potsdam, March 31, 2016
Place, date

/s/ Lutz Müller-Kuhrt
Signature

APPENDIX A

Initial Project Plan for the Development of Orally Available Bradykinin Antagonists

[*****]

APPENDIX B

[*****]

APPENDIX C

PRECLINICAL CANDIDATE B2R

[*****]

APPENDIX P

[*****]